Exhibit (99.01)

OAK RIDGE FINANCIAL SERVICES, INC.

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

UNDER TARP INTERIM FINAL RULE 31 C.F.R. 30.15(a)(2)

I, Ronald O. Black, certify, based on my knowledge, that:

(i) The corporate governance, compensation and nominating committee of Oak Ridge Financial Services, Inc. has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of September 14, 2009, or ninety days after the closing date of the agreement between Oak Ridge Financial Services, Inc. and Treasury and ending with the last day of Oak Ridge Financial Services, Inc.’s fiscal year containing that date (the applicable period), the senior executive officer (SEO) compensation plans and the employee compensation plans and the risks these plans pose to Oak Ridge Financial Services, Inc.;

(ii) The corporate governance, compensation and nominating committee of Oak Ridge Financial Services, Inc. has identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Oak Ridge Financial Services, Inc., and during that same applicable period has identified any features of the employee compensation plans that pose risks to Oak Ridge Financial Services, Inc. and has limited those features to ensure that Oak Ridge Financial Services, Inc. is not unnecessarily exposed to risks;

(iii) The corporate governance, compensation and nominating committee has reviewed, at least every six months during the applicable period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Oak Ridge Financial Services, Inc. to enhance the compensation of an employee, and has limited any such features;

(iv) The corporate governance, compensation and nominating committee of Oak Ridge Financial Services, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The corporate governance, compensation and nominating committee of Oak Ridge Financial Services, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in

(A)	SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Oak Ridge Financial Services, Inc.;

(B)	Employee compensation plans that unnecessarily expose Oak Ridge Financial Services, Inc. to risks; and

(C)	Employee compensation plans that could encourage the manipulation of reported earnings of Oak Ridge Financial Services, Inc. to enhance the compensation of an employee;

(vi) Oak Ridge Financial Services, Inc. has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Oak Ridge Financial Services, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between Oak Ridge Financial Services, Inc. and Treasury or June 15, 2009, and ending with the last day of Oak Ridge Financial Services, Inc.’s fiscal year containing that date;

(viii) Oak Ridge Financial Services, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between Oak Ridge Financial Services, Inc. and Treasury or June 15, 2009, and ending with the last day of Oak Ridge Financial Services, Inc.’s fiscal year containing that date;

(ix) The board of directors of Oak Ridge Financial Services, Inc. has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, by the later of September 14, 2009, or ninety days after the closing date of the agreement between Oak Ridge Financial Services, Inc. and Treasury; this policy has been provided to Treasury and its primary regulatory agency; Oak Ridge Financial Services, Inc. and its employees have complied with this policy during the applicable period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

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(x) Oak Ridge Financial Services, Inc. will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between Oak Ridge Financial Services, Inc. and Treasury or June 15, 2009, and ending with the last day of Oak Ridge Financial Services, Inc.’s fiscal year containing that date;

(xi) Oak Ridge Financial Services, Inc. will disclose the amount, nature, and justification for the offering during the period beginning on the later of the closing date of the agreement between Oak Ridge Financial Services, Inc. and Treasury or June 15, 2009, and ending with the last day of Oak Ridge Financial Services, Inc.’s fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Oak Ridge Financial Services, Inc. will disclose whether Oak Ridge Financial Services, Inc., the board of directors of Oak Ridge Financial Services, Inc., or the corporate governance, compensation and nominating committee of Oak Ridge Financial Services, Inc. has engaged during the period beginning on the later of the closing date of the agreement between Oak Ridge Financial Services, Inc. and Treasury or June 15, 2009, and ending with the last day of Oak Ridge Financial Services, Inc.’s fiscal year containing that date, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Oak Ridge Financial Services, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on the later of the closing date of the agreement between Oak Ridge Financial Services, Inc. and Treasury or June 15, 2009, and ending with the last day of Oak Ridge Financial Services, Inc.’s fiscal year containing that date;

(xiv) Oak Ridge Financial Services, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Oak Ridge Financial Services, Inc. and Treasury, including any amendments;

(xv) Oak Ridge Financial Services, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 U.S.C. 1001.)

Date: March 31, 2010	/s/ Ronald O. Black
Ronald O. Black
President and Chief Executive Officer

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